FORM OF
                              OFFICERS POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                   1933 Act            1940 Act
                                   Reg. Number         Reg. Number
[Company name]                       [number]            [number]

hereby constitutes and appoints [name] and [name] to either one of them, as her or his attorney-in-fact and agent, to sign for her or him or his name, place and stead, as an officer, any and all futher amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to filed such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the [date] day of [month], [year].



Resolution Authorizing POA pursuant to Rule 483(b) under the 33 Act

RESOLVED, That the Chair fo the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, and the Secretary or any Assistant Secretary may sign any document; including, but not limited to, a consent; a power of attorney; an assignment; or a contract when, in the judgment of the officer, there appears appropriate authority to do so; and further,

RESOLVED, That each member of the Board and each officer may give a power of attorney to one or more officers for the purpose of signing the registration statement of this Fund, any amendment to such registration statement, any related registration statement and any other filing as deemed appropriate by such officers, and such officers may exercise the authority granted by the power of attorney by signing the documents as permitted by Rule 483(b) of the Securities Act of 1933.